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Exhibit 1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of NMS Communications Corporation of our report dated June 24, 2003 relating to the financial statements of NMS Communications Corporation, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 30, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS